Exhibit 10.2

ASSIGNMENT OF OIL AND GAS PROPERTY RIGHTS

State:	Oklahoma

County:	Creek

Assignor:	Jovian Resources, LLC, a Delaware Limited Liability Corporation
7941 Katy FWY, No. 522, Houston, Texas 77024

Assignee:	Petrolia Energy Corporation
710 North Post Oak Rd, Suite 512, Houston, Texas 77024

Effective Date:	September 28, 2016

For adequate consideration, the Assignor, named above, grants, assigns, sells, and conveys to the Assignee, named above, an undivided fifty percent (50%) of eight eighths (8/8ths) of the right, title and interest in and to the following (collectively, the Assigned Interests”):

1)
All leasehold working interests, in and to all the oil, gas and/or mineral leases which are now owned or may be hereafter acquired by the Assignor which pertain to, cover and/or include the following lands in Creek County, Oklahoma (collectively, the “Leases):

THE SW/4 NW/4 AND S/2 S/2 NE/4 AND THE NW/4 SW/4 NE/4 AND THE S/2 OF SECTION 3; AND THE E/2 OF SECTION 10, NW/4 NW/4 AND THE W/2 SW/4 NW/4 AND THE W/2 NW/4 SW/4 OF SECTION 11; AND THE N/2 N/2 NE/4 AND THE SW/4 NW/4 NE/4 OF SECTION 15, ALL IN TOWNSHIP 15 NORTH, RANGE 10 EAST, CREEK COUNTY, OKLAHOMA.

THE SE/4 AND THE E/2 SW/4 OF SECTION 4, AND THE E/2 E/2 E/2 OF SECTION 8, ALL OF SECTION 9, AND THE W/2 OF SECTION 10, AND THE NW/4 AND THE W/2 NE/4 AND THE NE/4 NE/4 AND THE W/2 NW/4 SW/4 AND THE NE/4 NW/4 SW/4 AND THE NW/4 SW/4 SW/4 OF SECTION 16, AND THE E/2 E/2 NE/4 AND THE E/2 NE/4 SE/4 AND THE NE/4 SE/4 SE/4 OF SECTION 17, ALL IN TOWNSHIP 15 NORTH, RANGE 10 EAST, CREEK COUNTY, OKLAHOMA.

2)	All rights, titles, and interests of every type whatsoever in real, personal and intangible property rights which are now owned or may be hereafter acquired by the Assignor which are appurtenant to the above described lands and Leases, including without limitation the following:

i.  The following described Slick Unit Dutcher Sand East Unit and the Slick Unit Dutcher Sand East Unit (collectively, the “Units”):

THE SLICK UNIT DUTCHER SAND EAST UNIT CREATED UNDER OKLAHOMA CORPORATION COMMISSION ORDER NO. 37852 COVERING THE SW/4 NW/4 AND S/2 S/2 NE/4 AND THE NW/4 SW/4 NE/4 AND THE S/2 OF SECTION 3; AND THE E/2 OF SECTION 10, NW/4 NW/4 AND THE W/2 SW/4 NW/4 AND THE W/2 NW/4 SW/4 OF SECTION 11; AND THE N/2 N/2 NE/4 AND THE SW/4 NW/4 NE/4 OF SECTION 15, ALL IN TOWNSHIP 15 NORTH, RANGE 10 EAST, CREEK COUNTY, OKLAHOMA (the “Slick Unit Dutcher Sand East Unit”); and

THE SLICK UNIT DUTCHER SAND WEST CREATED UNDER OKLAHOMA CORPORATION COMMISSION ORDER NO. 37853 COVERING THE SE/4 AND THE E/2 SW/4 OF SECTION 4, AND THE E/2 E/2 E/2 OF SECTION 8, ALL OF SECTION 9, AND THE W/2 OF SECTION 10, AND THE NW/4 AND THE W/2 NE/4 AND THE NE/4 NE/4 AND THE W/2 NW/4 SW/4 AND THE NE/4 NW/4 SW/4 AND THE NW/4 SW/4 SW/4 OF SECTION 16, AND THE E/2 E/2 NE/4 AND THE E/2 NE/4 SE/4 AND THE NE/4 SE/4 SE/4 OF SECTION 17, ALL IN TOWNSHIP 15 NORTH, RANGE 10 EAST, CREEK COUNTY, OKLAHOMA (the “Slick Unit Dutcher Sand West Unit”),

as well as all rights, titles and interests in or derived from unit agreements, orders and decisions of state regulatory authorities establishing pooling rights and/or units, joint operating agreements, enhanced recover and injection agreements, gas sales contracts, farm-out agreements and farm-in agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests and subleases;

ii. All royalties, overriding royalties, production payments, rights to take royalties in kind, and/or other interests in production of oil, gas and/or other minerals pertaining to the Leases and/or Units;

iii. All equipment, wells, machinery, fixtures, related inventory and other personal property located in, on, or used in connection with the Leases and/or Units;

iv. All oil, condensate, natural gas liquid produced from the Units and/or the Assigned Interests after the Effective Date, and all inventory, including line fill and inventory below the pipeline connection in tanks, attributable to the Assigned Interests;

v. All contractual rights and all contracts and agreements of every type, nature and character whatsoever pertaining to the Leases and/or Units;

vi. All rights-of-way, easements, servitudes and franchises acquired or used in connection with operations for the exploration and/or production of oil, gas and/or other minerals pertaining to the Leases and/or Units; and

vii. All permits and licenses of any nature owned, held or operated in connection with operations for the exploration and/or production of oil, gas and/or other minerals pertaining to the Leases and/or Units, to the extent such permit and licenses are transferable.

Notwithstanding anything to the contrary elsewhere contained, all equipment, wells, machinery fixtures, inventory and other personal property are sold AS IS, WHERE IS, AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED.

Assignor binds itself, its heirs, successors, and assigns, to warrant and forever defend all and singular the Assigned Interests to the Assignee, its successors and assigns, forever against every person whomsoever lawfully claiming such interests, or any part thereof, by, through and/or under the Assignor, but not otherwise; provided, however, that Assignor expressly agrees, represents and warrants to Assignor that this Amended Assignment conveys not less than an undivided fifty percent (50%) of eight eighths (8/8ths) leasehold working interest in and to the above described Leases and Units.

This Amended Assignment is signed by Assignor and Assignee as of the date of acknowledgment of their signatures below, but is effective for all purposes as of the Effective Date stated above.

ASSIGNOR:

Jovian Resources, LLC

By: /s/ Quinten Beasley
Quinten Beasley, President

ASSIGNEE:

Petrolia Energy Corporation

By: /s/ Leo Womack
Leo Womack,
Chairman of the Board